UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2018

CARDIFF LEXINGTON CORPORATION

(Exact name of Registrant as specified in its charter)

Florida	000-49709	84-1044583
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 E. Las Olas Blvd. Suite 1400

Ft. Lauderdale, FL 33301

(Address of principal executive offices, including zip code)

(844) 628-2100

(Registrant's telephone number, including area code)

____________________________________________________

(Former Name or former address if changed from last report.)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets

On July 18, 2018, Cardiff Lexington Corporation (OTCQB:CDIX) and Platinum Tax Defenders (Private: “Platinum Tax Defenders”) announced signing a definitive merger agreement under which Platinum Tax Defenders will merge into Cardiff Lexington as its wholly owned subsidiary. The merger has been completed effected August 6, 2018. Per the required 75-day period following the closing, audited financials are being filed with this Form 8-K/A.

Item 9.01 Financial Statements and Exhibits

EX-99.1       Platinum Tax Defenders, LLC audited financial statements as of December 31, 2017 and 2016 (Audited) and June 30, 2018 and 2017 (Unaudited)

EX-99.2       Press Release dated October 19, 2018 announcing the filing of this 8-K/A

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Cardiff International, Inc.

By:  /s/ Daniel Thompson

       Daniel Thompson

Title: Chairman

Dated: October 17, 2018